Exhibit 10.17





                            ASSET PURCHASE AGREEMENT



                                     DATED

                               NOVEMBER 13, 1996

                                     AMONG

                               EMI HOLDING CORP.

                             ELECTRO-METRICS, INC.

                                      AND

                         PENRIL DATACOMM NETWORKS, INC.

                               TABLE OF CONTENTS


Section                                                                                                              Page
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
ARTICLE I
CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.01  "Acquired Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.02  "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.03  "Assumed Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.04  "Excluded Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.05  "Material Adverse Change"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.06  "Retained Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.07  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE II
PURCHASE AND SALE OF ASSETS
AND ASSUMPTION OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.01  Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.02  Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE III
THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.01  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.02  Deliveries by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.03  Deliveries by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.04  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IV
RELATED AGREEMENTS AND TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.01  Hold Harmless  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.02  Bulk Sales Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.03  Mail Received After Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.04  Seller's Records; Access by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.05  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.06  Allocation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.07  Covenant of Non-competition: No Poaching of Employees  . . . . . . . . . . . . . . . . . . . . . . . .
         4.08  Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.09  Lease Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.10  Payment to Bach; Release.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.11  Agreement Non-exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section                                                                                                              Page
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
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.01  Corporate Organization; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.02  Consents and Approvals of Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . .
         5.03  Creditor's Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.04  No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.05  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.06  Title to Assets; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.07  Penril's Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.08  No Other Representations or Warranties; Disclaimers  . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.01  Corporate Organization: Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.02  Consents and Approvals of Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . .
         6.03  Creditor's Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.04  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.01  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.02  Indemnification by Seller and Penril . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.03  Indemnification by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.04  Limitations on Indemnification; Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.05  Conditions of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VIII
CONDUCT OF BUSINESS PENDING THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IX
OBLIGATIONS PENDING THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.01    Full Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.02    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         9.03    No Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE X
CONDITIONS TO PURCHASER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.01   Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.02   Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section                                                                                                                 Page
-------                                                                                                                 ----
         10.03   Absence of Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.04   Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.05   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


ARTICLE XI
CONDITIONS TO THE OBLIGATIONS OF SELLER AND PENRIL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.01   Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.02   Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.03   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XII
TERMINATION AND REMEDIES
         12.01   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         12.02   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XIII
MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.01  Commissions and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.02  Amendment and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.03  Waiver of Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.04  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.05  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.06  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.07  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.08  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.09  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.10  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.11  Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.12  Mutual Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         13.13  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             EXHIBITS AND SCHEDULES


Exhibit A                              Instrument of Assumption of Liabilities

Exhibit B                              Indenture and Bill of Sale

Schedule 5.02                          Governmental Approvals

Schedule 5.05                          Consents

                           ASSET  PURCHASE  AGREEMENT


         ASSET PURCHASE AGREEMENT dated November 13, 1996 among EMI Holding Corp., a Delaware corporation ("Purchaser"), Electro-Metrics, Inc., a Delaware corporation ("Seller"), and Penril DataComm Networks, Inc., a Delaware corporation and the parent entity of Seller ("Penril").

         This Agreement sets forth the terms and conditions upon which Seller will sell to Purchaser, and Purchaser will purchase from Seller, substantially all of the assets of Seller.

         In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

         As used in this Agreement each of the following terms shall have the following meaning:

         1.01 "Acquired Assets" shall mean all of Seller's right, title and interest in all of the following assets, but expressly excluding the "Excluded Assets" (as hereinafter defined):

                 (a) all machinery, equipment and other items of tangible personal property owned by Seller and all leasehold interests in tangible personal property held by Seller;

                 (b) all inventories of raw materials, work-in-process, finished products, supplies, spare parts and packaging materials owned by Seller;

                 (c) all cash, cash equivalents, accounts and notes receivable of Seller;

                 (d) all rights and interests of Seller in, to and under all contracts, leases, commitments, licenses and agreements;

                 (e) all rights and interest of Seller in, to and under all patents, trademarks, patent and trademark applications, trade names, licenses, copyrights and inventions, including the trade name and trademark "Electro-Metrics";

                 (f) all of the books and records of Seller, including those which pertain to the purchase of materials, supplies or services, production and sale of products, personnel, customers, customer credit, collections, or maintenance, including all computerized books and records;

                 (g) all Federal, state and local governmental licenses, permits, approvals and authorizations held by Seller, to the extent transferable;

                 (h) all intangible assets of Seller used in the Business, including customer lists, telephone numbers, trade secrets, drawings, designs, specifications, test procedures, and similar information generally described as know-how, research, marketing and other data, contract rights, manuals, rights as an unpaid vendor, inventions, royalties, causes of action, rights of set off and credit balances, and the good will of Seller as a going concern;

                 (i) employee receivables and temporary or permanent travel advances to employees; and

                 (j) all computer software, databases and other information stored in electronic or other form, including mechanical and CAD drawings and designs.

         1.02 "Affiliate" shall mean a corporation or other legal or natural person controlling, controlled by or under common control with another corporation or other legal or natural person. "Control" means possessing the ability to influence the management or policies of a corporation or other legal or natural person.

         1.03 "Assumed Liabilities" shall mean all of the following obligations of Seller, but expressly excluding the Retained Liabilities:

                 (a) all liabilities and obligations of Seller for accounts payable existing on the Closing Date;

                 (b) all obligations of Seller to be performed or satisfied after the Closing under all contracts, leases, commitments, licenses, product warranties and agreements of Seller;

                 (c) all liabilities and obligations of Seller attributable to the operation or ownership of the Acquired Assets by Purchaser after the Closing; and

                 (d) all liabilities and obligations being assumed by Purchaser pursuant to Section 4.05 hereof.

         1.04 "Excluded Assets" shall mean the following assets, which will not be transferred to Purchaser at the Closing pursuant to this Agreement:

                 (a) all corporate records of Seller, including all minute books, stock books and stock ledgers; and

                 (b) all rights of Seller and Penril under this Agreement or any related agreements or instruments.

         1.05 "Material Adverse Change" shall mean and be strictly limited to any Penril corporate action or change (as opposed to any operational action or condition of Seller) which materially adversely affects the financial condition of Seller.

         1.06 "Retained Liabilities" shall mean all liabilities and obligations of, or claims against, Seller of whatever nature, whether accrued, absolute, contingent or otherwise, other than the Assumed Liabilities, including, without limitation, the following:

                 (a) all liabilities and obligations of Seller to pay Federal, state, local or foreign income taxes (and any deficiencies, penalties or interest which may be assessed thereon);

                 (b) any liabilities or obligations of Seller incurred as a result of Penril corporate action which did not directly benefit Seller; and

                 (c)      all liabilities to Penril or any Affiliate of Penril.

         1.07 Accounting Term. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices.

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

         2.01 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire from Seller and accept the Acquired Assets.

         2.02 Consideration. In consideration of the sale, assignment, transfer and delivery of the Acquired Assets, Purchaser shall:

                 (a) pay to Seller in cash at the Closing, by certified or official bank check or wire transfer of funds to an account designated by Seller, an amount equal to the sum of (i) $3,500,000 plus (ii) and amount equal to all cash advances made to Seller by Penril after October 30, 1996 with interest from the date of the advance at a rate equal to Penril's cost of funds; and

                 (b) assume the Assumed Liabilities and deliver to Seller at the Closing an Instrument of Assumption in the form of Exhibit A hereto.

                                  ARTICLE III

                                  THE CLOSING

         3.01 Time and Place. The Closing of the transactions contemplated by this Agreement will take place at the offices of Penril, 1300 Quince Orchard Blvd., Gaithersburg, Maryland, at 10:00 A.M. local time on the Closing Date (as hereinafter defined). Subject to Section 12.01 hereof, the Closing shall occur as soon as practicable after the conditions set forth in Article X and XI have been satisfied or waived, on a date specified in a written notice from Purchaser to Seller and Penril, given at least two business days prior to such date. The date upon which the Closing occurs is sometimes herein referred to as the "Closing Date".

         3.02 Deliveries by Seller. As a condition to the obligations of Purchaser hereunder, Seller shall deliver to Purchaser at the Closing the following:

                 (a)      a Bill of Sale in the form of Exhibit B hereto;

                 (b)      Seller's and Penril's release of Bach referred to in
Section 4.10; and

                 (c) all other previously undelivered documents required to be delivered by Seller or Penril at or prior to the Closing in connection with the transactions contemplated by this Agreement.

         3.03 Deliveries by Purchaser. As a condition to the obligations of Seller hereunder, Purchaser shall deliver to Seller at the Closing the following:

                 (a) the consideration set forth in subsections 2.02(a) and (b);

                 (b) the resignation of Kenneth W. Bach ("Bach") as President and an employee of Seller;

                 (c) the Bach's release of Seller and Penril referred to in Section 4.10;

                 (d) documents terminating the Lease (as hereinafter defined) referred to in Section 4.09; and

                 (e) all other previously undelivered documents required to be delivered by Purchaser at or prior to the Closing in connection with the transactions contemplated by this Agreement.

         3.04 Further Assurances. After the Closing, Purchaser and Seller shall from time to time, at the request of the other and without further consideration (but at the expense of the requesting party), execute and deliver such other documents and instruments and take such other actions as the other party may reasonably request in order to more effectively consummate the transactions contemplated hereby.

                                   ARTICLE IV

                      RELATED AGREEMENTS AND TRANSACTIONS

         4.01    Hold Harmless

                 (a) Subject to the provision of Article VII hereof, Seller and Penril, jointly and severally, covenant and agree to hold Purchaser and its Affiliates harmless from any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of successful claims made, or suits or proceedings brought, against Purchaser or its Affiliates by any party relating to the Retained Liabilities.

                 (b) Subject to the provision of Article VII hereof, Purchaser covenants and agrees to hold Seller, Penril and their Affiliates harmless from any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of successful claims made, or suits or proceedings brought, against Seller, Penril or their Affiliates by any party relating to the Assumed Liabilities or Purchaser's acts or omissions arising or accruing after the Closing.

         4.02 Bulk Sales Laws. Subject to the provisions of Article VII hereof, Seller and Penril, jointly and severally, covenant and agree to indemnify Purchaser from any and all successful claims made by creditors of Seller (other than creditors with respect to the Assumed Liabilities) relating to provisions of the "bulk sales laws" of the State of New York which may be applicable to the transactions contemplated hereby and from all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in the defense of any such claims made under such laws.

         4.03 Mail Received After Closing. Following the Closing, Purchaser may receive and open all mail addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Acquired Assets or the Assumed Liabilities. Purchaser agrees to deliver or cause to be delivered to Seller all other mail received addressed to Seller which does not relate to the Acquired Assets or the Assumed Liabilities; and Seller agrees to deliver or cause to be delivered to Purchaser all mail received by Seller or Penril relating to the Acquired Assets or the Assumed Liabilities.

         4.04 Seller's Records; Access by Seller. After the Closing, Purchaser shall afford Seller, Penril, their counsel, accountants and other representatives access to and assistance with such books and records acquired by Purchaser pursuant hereto as may be reasonably necessary in order for Seller and Penril to prepare tax reports and returns required to be filed by it, to respond to inquiries by governmental authorities, to deal with Retained Liabilities or for other appropriate reasons. Purchaser shall not dispose of any such books or records of Seller until it has given reasonable notice to Penril of its intention to do so and given Penril a reasonable opportunity to take possession of such books and records to be disposed of.

         4.05    Employee Matters.

                 (a) Effective as of the Closing, Purchaser shall offer employment to all persons employed by Seller listed on Schedule 4.05 hereto (the "Covered Employees") at substantially the same wages, salary, benefits, hours and conditions of employment as in effect immediately prior to the Closing.
                 (b) Purchaser shall be responsible for and cause to be paid in the normal course of business the vacation and holiday pay for Covered Employees reflected on Schedule 4.05 hereof.

                 (c) Purchaser shall be responsible and liable for any payment in the nature of severance pay due to any Covered Employee by reason of any action taken by Purchaser after the Closing.

                 (d) Seller shall be responsible for payment of all claims made by Covered Employees and their covered dependents under Seller's group health and dental benefit plans prior to the Closing Date. Purchaser shall provide group health and dental benefit plans for the Covered Employers and their covered dependents from and after the Closing Date. Purchaser's group health and dental plans shall take into account in the plan year in which the Closing occurs any expenses incurred by such Employees and their covered dependents during such plan year but prior to the change-over to Purchaser's plans for the purpose of satisfying deductible or coinsurance requirements to the same extent as if such expenses had been incurred after such change-over.

                 (e) As soon as is practicable after the Closing Date, Purchaser shall establish a defined contribution savings plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), in which the Covered Employees shall be eligible to participate as of the Closing Date (the "Purchaser's Successor Plan"). Purchaser shall, as soon as practicable after the Closing Date provide Seller with a copy of Purchaser's Successor Plan. Within 60 days following Seller's receipt thereof, Seller shall cause the trustee of Seller's 401(k) plan in which the Covered Employees participate prior to the Closing to transfer assets equal to the account values of all such Covered Employees on a fully vested basis to the trustee of Purchaser's Successor Plan. Purchaser's Successor Plan shall recognize service with Seller and participation in Seller's plan for purposes of determining vesting, eligibility to receive benefits and other service-related rights in Purchaser's Successor Plan, and in no event shall any Employee's vested interest in his account (including in respect of future accruals or allocations) under Purchaser's Successor Plan be less than his vested interest in his account in Seller's plan.

                 (f) Purchaser shall be responsible and liable for any claim in respect of the Covered Employee arising under any state worker's compensation or similar law which is based on any occurrence on or after the Closing Date.

                 (g) Purchaser agrees that for a period of 60 days following the Closing Date, Purchaser shall not undertake a "plant closing" or a "mass layoff" (as such terms are defined in the Worker Adjustment and Retraining Notification Act ["WARN"]) or undertake any other actions requiring notification pursuant to any similar state or local law or regulation to any person or entity. Purchaser further agrees and acknowledges that on and after the Closing Date, Purchaser shall be solely responsible for compliance with any federal, state, or local laws and regulations relating to plant closing or a substantial layoff of personnel.

                 (h) Notwithstanding anything to the contrary contained herein, Purchaser agrees that it shall, effective as of the Closing Date, put in place medical and health care benefit programs covering the Covered Employees so that no such Covered Employee will suffer a break in coverage under such types of programs and so that Seller shall have no responsibility or liability in respect of such Covered Employees under the "continuation coverage" provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or Part 6 of Title I of ERISA or Section 4980B of the Code.

         4.06 Allocation Agreement. At the Closing, Purchaser and Seller are entering into an allocation agreement satisfying the requirements of
Section 1060 of the Code and the regulations promulgated pursuant thereto. Neither Purchaser nor Seller shall take a reporting position contrary to the allocation agreement.

         4.07    Covenant of Non-competition; No Poaching of Employees.

                 (a) Seller and Penril hereby acknowledge the competitive nature of Seller's business and, in consideration of the purchase by Purchaser of the Acquired Assets, Seller and Penril therefore, jointly and severally, agree that for a period of three (3) years after the Closing Date, neither Seller, Penril or any Affiliate thereof shall, for itself, or as an agent of, or on behalf of, or in conjunction with, any person, firm or corporation, or as a partner of any partnership, or as a shareholder of any corporation (excluding the ownership of fewer than 5% of the outstanding voting shares of any publicly traded corporation), own, manage, acquire, operate, control or participate in the ownership, management, operation or control of, any business which competes with Seller's business, as constituted immediately prior to the Closing.

                 (b) Purchaser agrees that for a period of three (3) years after the Closing neither Purchaser nor any Affiliate thereof shall solicit for employment, offer employment to, or employ any employee of Seller or Penril other than the Covered Employees. Seller and Penril jointly and severally agree that for a period of three (3) years after the Closing neither Seller, Penril nor any Affiliate thereof shall solicit for employment, offer employment to or employ any employee of Purchaser.

                 (c) In addition to any other remedy or relief available for any breach or threatened breach of any of the provisions of this Section 4.07, the non-breaching party shall be entitled to seek injunctive relief for any such breach, and the breaching party waives the making of a bond in connection therewith.

         4.08 Change of Name. Promptly following the Closing, Seller shall amend its Certificate of Incorporation so as to change its name to a name not including "Electro-Metrics" or any derivative thereof. Thereafter neither Seller nor any Affiliate thereof shall use the name "Electro-Metrics" or any derivative thereof. Purchaser shall have no right to, and shall not, use the name "Penril" or any deviation thereof.

         4.09 Lease Termination or Assignment. Seller currently leases real property in Johnstown, New York pursuant to a sublease dated as of March 1, 1995 (the "Lease") between Crossroads Incubator Corp. and Seller. At the Closing, the parties will take all necessary action to either (a) terminate the Lease, effective upon the Closing, without payment by Seller of any additional consideration, or (b) cause the Lease to be assigned to and assumed by Purchaser and Seller to be released from further liability with respect to the Lease.

         4.10 Payment to Bach; Releases. At the Closing, Penril shall pay to Bach a bonus of $90,000. Except for such payment and payment of Bach's regular salary through the Closing Date, neither Seller nor Penril shall have any further liability or obligation to Bach. Bach shall upon the Closing execute and deliver a release to Penril and Seller in the form of Exhibit C hereto, and Penril and Seller shall upon the Closing execute and deliver to Bach a release in the form of Exhibit D hereto.

         4.11 Agreement Non-exclusive. (a) Purchaser expressly agrees that notwithstanding this Agreement or any provision hereof, Seller and Penril shall have the right until the Closing to solicit or entertain offers from, enter into negotiations with and furnish information to other parties with respect to a merger, sale of stock or assets or other business combination or disposition transaction involving Seller (collectively "Transactions" or individually a "Transaction"); provided that until the earlier of (i) the Closing or (ii) December 18, 1996, Seller and Penril shall refrain from entering into negotiations for any Transaction in which any person who on November 1, 1996 was an officer, director or employee of Penril or Access Beyond, Inc. would act as a principal.

                 (b) Bach shall conduct tours and discussions concerning business of Seller for prospective third party purchasers of Seller and shall disclose to such third parties the same forecasts and projections which Purchaser discloses or has disclosed to parties from which it is seeking financing.

                 (c) If Penril and Seller determine to pursue a Transaction with another party, Penril and Seller may terminate this Agreement upon written notice to Purchaser, whereupon this Agreement shall immediately terminate and no party shall have any further obligation or liability with respect thereto.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND PENRIL

         Seller and Penril jointly and severally represent and warrant to Purchaser as follows:

         5.01 Corporate Organization; Etc. Each of Seller and Penril is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Each of Seller and Penril has full corporate power and authority to execute, deliver and carry out the terms of this Agreement and any and all related documents and instruments and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any and all related documents or instruments to be executed and delivered by Seller and/or Penril pursuant hereto. This Agreement and any and all related documents or instruments to be executed and delivered by Seller and/or Penril have been duly and validly authorized, and this Agreement constitutes a valid and binding agreement of Seller and Penril, and any and all such related documents or instruments, when executed and delivered by Seller and/or Penril, will constitute valid and binding obligations thereof, enforceable in accordance with their terms.

         5.02 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 5.02, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required on the part of Seller or Penril in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.03 Creditor's Arrangement. Neither Seller nor Penril has made an assignment for the benefit of creditors, nor does Seller or Penril presently have any plans or intentions to do so, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Seller or Penril.

         5.04 No Subsidiaries. Seller has no subsidiaries, and Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any other business.

         5.05 No Violation. Except as set forth on Schedule 5.05, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of Seller or Penril, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Acquired Assets, under any agreement or commitment to which Seller or Penril is a party or by which Seller or Penril is bound, or to which the property of Seller or Penril is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Seller or Penril.

         5.06 Title to Assets; Liens. Seller has good and valid title to the Acquired Assets. None of the Acquired Assets are subject to any mortgage, pledge, lien, security interest, encumbrance or charge (collectively "liens") of any kind except (a) liens imposed by law, such as carriers', warehousemen's, mechanics', material men's and vendors' liens, incurred in the ordinary course of business; (b) purchase money liens arising or created in the ordinary course of business; (c) liens in favor of lessors of personal property; (d) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operation of Seller; and (e) liens for taxes not yet due.

         5.07 Penril's Actions. Except for liabilities incurred pursuant to this Agreement, Penril has not, in its capacity as sole stockholder of Seller, directly incurred any liabilities on behalf of Seller, which did not directly benefit Seller.

         5.08 No Other Representations or Warranties; Disclaimer. Except for the representations and warranties contained in this Article V, neither Seller, Penril nor any other person acting on behalf thereof (including any of their respective officers, directors, employees, agents or representatives) makes any other representation or warranty, express or implied, and Seller and Penril hereby disclaim any such representation or warranty, whether by Seller, Penril or any of their respective officers, directors, employees, agents or representatives or any other person with respect to the execution, delivery or performance by Seller or Penril of this Agreement or with respect to the transactions contemplated hereby, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates, officers, directors, employees, agents or representatives or any other person of any documentation or other information by Seller, Penril or any of their respective officers, directors, employees, agents or representatives or any other person with respect to any one or more of the foregoing. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE V, PURCHASER IS PURCHASING THE ACQUIRED ASSETS "AS IS", "WHERE IS" AND "WITH ALL FAULTS", AND SELLER AND PENRIL EXPRESSLY DISCLAIM ALL REPRESENTATIONS

OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IMPLIED WARRANTIES OF FITNESS AND MERCHANTABILITY SHALL NOT APPLY.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller and Penril as follows:

         6.01 Corporate Organization: Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. Purchaser has full corporate power and authority to execute, deliver and carry out the terms of this Agreement and all related documents and instruments and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any and all related documents or instruments to be executed and delivered by Purchaser. This Agreement and all related documents or instruments to be executed and delivered by Purchaser have been duly and validly authorized, and this Agreement constitutes a valid and binding agreement of Purchaser and all such related documents or instruments constitute valid and binding obligations thereof, enforceable in accordance with their terms.

         6.02 Consents and Approvals of Governmental Authorities No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         6.03 Creditor's Arrangement. Purchaser has not made any assignment for the benefit of creditors, nor does Purchaser presently have any plans or intentions to do so, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Purchaser.

         6.04 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Purchaser under any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or to which the property of Purchaser is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         7.01 Survival of Representations and Warranties. All representations and warranties made by any party in this Agreement shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party for a period of twelve months following the Closing. Anything in this Agreement to the contrary notwithstanding, no claim based upon misrepresentation or breach or representation or warranty shall be made, no litigation with respect thereto commenced, and no remedy shall be available unless written notice specifying with particularity the misrepresentation or breach claimed shall have been delivered on or prior to the expiration of such period.

         7.02 Indemnification by Seller and Penril. Subject to the limitations, conditions and adjustments set forth in this Article VII, Seller and Penril, jointly and severally, agree to indemnify, defend and hold Purchaser harmless from and against any demands, claims, losses, damages, costs and expenses, including, without limitation, interest, costs, penalties and reasonable attorneys' fees (collectively, "Damages") asserted against, resulting to, imposed upon or incurred or suffered by Purchaser as a result of or arising from any breach of any representation, warranty, covenant or agreement of Seller or Penril contained in this Agreement.

         7.03 Indemnification by Purchaser. Subject to the limitations, conditions and adjustments set forth in this Article VII, Purchaser agrees to indemnify, defend and hold Seller and Penril harmless from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by Seller or Penril as a result of or arising from any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement.

         7.04 Limitations on Indemnification; Adjustments. (a) The remedies provided in this Article VII shall be exclusive and shall preclude assertion by any party of any other rights or the seeking of any and all other remedies against any other for claims based on this Agreement.

                 (b) Any claims for indemnity under this Agreement shall be subject to the following limitations and adjustments: (i) the provisions of
Section 7.02 shall be effective only when the aggregate amount of all Damages for which Seller and Penril may be liable under this Article VII exceeds $35,000, in which case Seller and Penril shall be liable for only such amounts as exceed $35,000; (ii) the amount of any claim by any party for indemnification shall be subject to adjustment to reflect (A) any actual direct or indirect income tax benefit (taking into account the amount of any indemnification actually received) resulting therefrom to the indemnified party, (B) any insurance coverage with respect thereto and (C) any amounts recoverable from third parties based on claims the indemnified party has against such third parties which would reduce the damages that could otherwise be sustained; and (iii) in no event shall Seller and Penril be liable, in the aggregate, for indemnification hereunder in an amount greater than $350,000 ( the "Cap").

                 (c) No party hereto shall be liable to any other party for special, incidental, consequential or punitive damages, however arising.

         7.05 Conditions of Indemnification. (a) Any party claiming a right to indemnification hereunder (an "Indemnified Party") shall give prompt written notice to the other party (the "Indemnifying Party") of the commencement of any action, audit, investigation, suit or proceeding, the receipt of any demand or the occurrence of any item or incident in connection with which the Indemnified Party bases its claim for indemnification from the Indemnifying Party under this Article VII;

                 (b) Upon notice from the Indemnified Party, the Indemnifying Party may assume the defense of any such action, audit, investigation, suit, proceeding or demand, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, subject to the provisions of Section 7.04. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such action, audit, investigation, suit, proceeding or demand within fifteen (15) days after the date of the Indemnified Party's notice thereof. If the Indemnifying Party assumes the defense of such action, audit, investigation, suit, proceeding or demand, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not unreasonably be withheld) unless the sole relief is monetary damages that are paid in full by the Indemnifying Party and
(ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not unreasonably be withheld). If the Indemnifying Party does not, within fifteen
(15) days after the receipt of written notice from the Indemnified Party, give notice to the Indemnified Party of its assumption of the defense of the action, audit, investigation, suit, proceeding or demand in question, the Indemnifying Party shall be bound by the Indemnified Party's control of the defense thereof and by any determination made in such action, audit, investigation, suit, proceeding or demand by a court or decision maker of competent jurisdiction.


                                  ARTICLE VIII

                    CONDUCT OF BUSINESS PENDING THE CLOSING

         Pending the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller shall carry on its business substantially in the manner as heretofore conducted, and Seller shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business. Seller shall also use reasonable efforts to preserve its relationships with customers and suppliers.

                                   ARTICLE IX

                        OBLIGATIONS PENDING THE CLOSING

         Seller and Penril hereby jointly and severally covenant and agree with Purchaser, and Purchaser hereby covenants and agrees with Seller and Penril that:

         9.01 Full Access. Seller shall afford to Purchaser, its counsel, accountants and other authorized representatives full access during normal business hours to the facilities, books, records and personnel of Seller in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of Seller.

         9.02 Confidentiality. Each party will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been in the public domain through no fault of such party) and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into public domain through no fault in the party required to hold in confidence, and such information shall not be used to the detriment of the other party, and all such documents (including copies thereof) shall immediately thereafter be returned to the other party upon the written request of such other party.

         9.03 No Public Announcement. No party hereto shall make any announcement concerning this Agreement or the transactions contemplated thereby without the prior written approval of the other parties, which approval shall not be unreasonably withheld, except announcements which in the opinion of counsel to a party are required by law, as to which the other parties shall be given a reasonable opportunity to comment.

                                   ARTICLE X

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Purchaser:

         10.01 Representations and Warranties True. The representations and warranties of Seller and Penril contained in Article V hereof shall be true and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted by the terms of this Agreement.

         10.02 Performance. Seller and Penril shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         10.03 Absence of Material Adverse Change. Seller shall not have suffered any Material Adverse Change.

         10.04 Financing. Purchaser shall have completed arrangements, satisfactory to it, with investors and/or financial institutions for the financing of the transactions contemplated hereby (and Purchaser shall use its best efforts to secure such financing).

         10.05 Certificates. Seller and Penril shall have furnished Purchaser with such certificates of their respective officers to evidence compliance with the conditions set forth in this Article X as may reasonably be requested by Purchaser.

                                   ARTICLE XI

               CONDITIONS TO THE OBLIGATIONS OF SELLER AND PENRIL

         Each and every obligation of Seller and Penril under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Seller and Penril.

         11.01 Representations and Warranties True. The representations and warranties of Purchaser contained in Article VI hereof shall be true and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the such date, except for changes expressly permitted by the terms of this Agreement.

         11.02 Performance. Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         11.03 Certificates. Purchaser shall have furnished Seller and Penril with such certificates of its officers to evidence compliance with the conditions set forth in this Article XI as may reasonably be requested by Seller and Penril.

                                  ARTICLE XII

                            TERMINATION AND REMEDIES

         12.01 Termination. Anything in this Agreement to the contrary notwithstanding:

                 (a) Mutual Consent. This Agreement may be terminated by the mutual consent of the parties hereto.

                 (b) Termination by Seller and Penril. This Agreement may be terminated by Seller and Penril pursuant to Section 4.11(c) hereof.

                 (c) Default. In the event that a party hereto shall, contrary to the terms of this Agreement, intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein necessary to consummate the transactions contemplated herein, the non-defaulting party, after affording the defaulting party a 5-day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in Section 12.02 below, to terminate this Agreement by written notice given to the other party hereto.

                 (d) Upset Date. In the event that the Closing shall not have occurred on or prior to December 18, 1996, then, unless otherwise agreed to in writing between the parties hereto, this Agreement shall terminate on or following such date (as such date may be postponed pursuant hereto), upon written notice given by one party to the other, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 12.01(c).

         12.02   Remedies.

                 (a) Specific Performance. Subject to compliance with the terms of Section 12.02 (d) hereof, any party desiring to proceed with the Closing despite any intentional failure or refusal of the other party hereto of the type described in Section 12.01(c) hereof shall have the right to pursue the remedy of specific performance.

                 (b)      Damage.  Subject to compliance with the terms of
Section 12.02(d) hereof, any party terminating this Agreement pursuant to
Section 12.01(c) hereof shall, if the failure or refusal referred to in Section 12.01(c) hereof constituted a willful and material breach of this Agreement, have the right to sue for actual damages and all reasonable out-of-pocket costs and expenses theretofore suffered and sustained by the nondefaulting party.

                 (c)      Effect of Termination.  Except as set forth in
Section 12.02(b) above, any termination of this Agreement by either party hereto shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon neither party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 13.04 and the obligations of each party with respect to confidentiality set forth in
Section 9.02 hereof.

                 (d) Cure Period. Any party seeking any form of relief referred to in Sections 12.02(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto with a 5-day period to effect reasonable cure of such breach if default.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.01 Commissions and Finders' Fees. Each of the parties represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Penril directly with Purchaser and in such manner as not to give rise to any claims against any of the parties hereto for a brokerage commission, finders' fee or other like payment. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other parties harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom.

         13.02 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all parties hereto.

         13.03 Waiver of Compliance. Any failure of Seller or Penril, on the one hand, or Purchaser on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Purchaser or Seller and Penril, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.04 Expenses. Each of the parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including, without limitation, all fees of their respective counsel, and accountants. Purchaser shall pay all sales and transfer taxes incurred in connection with the transactions contemplated by this Agreement.

         13.05 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid or delivered by express delivery or facsimile transmission (with copy by mail):

                            (a)   If to Seller or Penril, to:
                                  Penril DataComm Networks, Inc.
                                  1300 Quince Orchard Blvd.
                                  Gaithersburg, MD  20878-4106
                                  Attention: President
                                  Fax No.  (301) 948-5761

or to such other person or address as Seller or Penril shall furnish to Purchaser in writing.

                            (b)   If to Purchaser, to:
                                  EMI Holding Corp.
                                  269 Guy Park Avenue
                                  Amsterdam, New York 12010
                                  Attention:  President
                                  Fax No. (518) 762-2812

or to such other person or address as Purchaser shall furnish to Seller and Penril in writing.

         13.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that all rights, duties, liabilities and obligations of Seller and Penril hereunder may, without any additional consideration or any action or approval of any other party, be assigned to and assumed by Access Beyond, Inc., a Delaware corporation which is currently, but is not expected to continue to be, a wholly-owned subsidiary of Penril, as a result of a spin-off and related merger transaction, whereupon Access Beyond, Inc. shall have all the rights, duties, liabilities and obligations of Seller and Penril hereunder, Seller and Penril shall have no further rights (except that, without limiting the rights of Access Beyond, Inc., Penril and Seller shall continue to have the rights provided in Section 7.03 of this Agreement), duties, liabilities or obligations hereunder, and Seller and Penril shall be automatically released and discharged from and after the date of such assignment from any and all duties, liabilities and obligations pursuant to this Agreement or any other agreement or transaction contemplated hereby, including, without limitation, any liabilities, obligations or duties under Article VII.

         13.07 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law doctrine.

         13.08 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.09 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         13.10 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13.11 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.12 Mutual Agreement. This Agreement embodies the arms-length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

         13.13 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the application law of such jurisdiction as it shall then appear.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each corporate party by its duly authorized officer, all as of the day and year first above written.


                                           EMI HOLDING CORP.


                                           By:
                                              -------------------------
                                              Title


                                           ELECTRO-METRICS, INC.


                                           By:
                                              -------------------------
                                              Title


                                           PENRIL DATACOMM NETWORKS, INC.


                                           By:
                                              -------------------------
                                              Title


Solely for the purpose of agreeing to be bound by Sections 4.10 and 4.11(b) of this Agreement.



-------------------------
Kenneth W. Bach

                                                                       Exhibit A

                            INSTRUMENT OF ASSUMPTION
                             OF ASSUMED LIABILITIES

                       --------------------------------

         Instrument of Assumption of Liabilities made as of _____, 1996 by EMI Holding Corp., a Delaware corporation ("Obligor"), in favor of Electro-Metrics, Inc., a Delaware corporation ("Seller"), pursuant to an Asset Purchase Agreement dated November 13, 1996 (the "Agreement") among Obligor, Seller and Penril DataComm Networks, Inc.

         In consideration of the sale, pursuant to the Agreement, by Seller to Obligor of certain of Seller's assets, Obligor, pursuant to Section 2.02(b) of the Agreement, hereby assumes all the "Assumed Liabilities" (as defined in the Agreement).

         The assumption by Obligor of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way any rights or remedies of Obligor to contest or dispute the validity or amount thereof.

         For the consideration aforesaid, Obligor, for itself and its successors and assigns has covenanted, and by this Instrument of Assumption of Liabilities does covenant, with Seller, its successors and assigns, that Obligor and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments which Seller may reasonably request in order to more fully effectuate the assumption of liabilities provided for in this Instrument.

         IN WITNESS WHEREOF, this Instrument of Assumption of Liabilities has been duly executed and delivered by the duly authorized officers of Obligor as of the date first above written.


                                                EMI HOLDING CORP.

[Corporate Seal]
                                                By:
                                                    -------------------------
                                                       Title:

Attest:


-------------------------
Title:

STATE OF
         ----------------------- )
                                  : ss.
COUNTY OF
         ------------------------)


         On the ___ day of ______, 1996, before me personally came ________________________________________________to me known, who, being by me duly sworn, did depose and say that s/he resides at _______________________________________________________, that s/he is the
________________________ of EMI Holding Corp., the corporation described in and which executed the foregoing instrument; that s/he signed his/her name on behalf of the and by order of the board of directors of said corporation.



                                    ------------------------------------
                                                Notary Public

                                                                       Exhibit B

                          INDENTURE, BILL OF SALE AND
                              ASSIGNMENT OF ASSETS

                       ----------------------------------

         THIS INDENTURE, BILL OF SALE AND ASSIGNMENT, made, executed and delivered as of ____, 1996 by Electro-Metrics, Inc., a Delaware corporation ("Grantor"), to EMI Holding Corp., a Delaware corporation ("Grantee").


                              W I T N E S E T H :

         WHEREAS, the Asset Purchase Agreement, dated November 13, 1996 (the "Agreement") among Grantee, Grantor and Penril DataComm Networks, Inc. provides for, among other things, the transfer and sale to Grantee of certain assets and rights, all as more fully described in the Agreement, for consideration in the amount and on the terms and conditions provided in the Agreement; and

         WHEREAS, all of the terms and conditions precedent provided in the Agreement have been met and performed by the respective parties thereto, and the parties now desire to carry out the intent and purpose of the Agreement by Grantor's execution and delivery to Grantee of this instrument evidencing the vesting in Grantee of all of the assets and rights hereinafter described, in addition to such other instruments as Grantee shall have otherwise received or may hereafter reasonably request.

         NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Grantor in hand paid by Grantee, at or before the execution and delivery hereof, the receipt and sufficiency of which by Grantor is hereby acknowledged, Grantor has conveyed, granted, bargained, sold, transferred, set over, assigned, alien, remised, released, delivered and confirmed; and by this Indenture and Bill of Sale does convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Grantee, its successors and assigns forever, all of the "Acquired Assets" (as defined and described in the Agreement).

         TO HAVE AND TO HOLD all of the Acquired Assets unto Grantee, its successors and assigns to its and their own use and behoove forever.

         Section 1. Grantor hereby constitutes and appoints Grantee, its successors and assigns, Grantor's true and lawful attorney and attorneys, with full power of substitution, in Grantor's name and stead, but on behalf and for the benefit of Grantee, its successors and assigns, to demand and receive any and all of the Acquired Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Grantor's name, or otherwise, for the benefit of Grantee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Grantee, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Acquired Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, or intended so to be, and to do all acts and things in relation to the Acquired Assets which Grantee, its successors or assigns shall deem desirable, Grantor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Grantor or by Grantor's dissolution or in any manner or for any reason whatsoever.

         Section 2. Grantor further authorizes Grantee, its successors and assigns, to receive and open all mail, telegrams and other communications, and all express or other packages, addressed to Grantor or to any of their officers and to retain the same insofar as they relate to the Acquired Assets, but any such mail, telegrams, communications or express or other packages not relating to the Acquired Assets shall be forwarded with reasonable dispatch to the Grantor. The foregoing shall constitute full authorization to the postal authorities, all telegraph and express companies, and all other persons to make delivery of such items to Grantee.

         Section 3. Grantor hereby covenants that, from time to time after the delivery of this instrument, at Grantee's request and without further consideration, Grantor will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Grantee, and to put Grantee in possession of, any of the Acquired Assets.

         Section 4. Notwithstanding any of the provisions of the foregoing, this instrument shall not constitute an assignment to Grantee of any claim (including but not limited to claims for refunds of taxes), contract, license, lease, commitment, sales order or purchase order if an attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way impair the rights of Grantor thereunder; provided, however, that in the case of any of the foregoing, Grantor shall endeavor to obtain such consents promptly and if any be unobtainable, to use its best efforts to assure to Grantee the benefits thereof.

         Section 5. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Grantee and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Grantee and its successors and assigns.

         Section 6. This instrument is executed by, and shall be binding upon, Grantor, its successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Grantee.


         IN WITNESS WHEREOF, Grantor have caused this Bill of Sale to be signed, by its duly authorized officers and its corporate seal to be affixed hereto on the date first above written.


                                                   ELECTRO-METRICS, INC.


                                                   By:
                                                      --------------------------
                                                          Title:


Attest:


----------------------------
         Secretary

         (CORPORATE SEAL)

STATE OF
         ----------------------)
                                  :ss.
COUNTY OF
         ----------------------)


         On the ___ day of  ____, 1996, before me personally came
____________________to me known, who, being by me duly sworn, did depose and say that s/he resides at ______________________ that s/he is the_______________
of Electro-Metrics, Inc., the corporation described in and which executed the foregoing instrument; that s/he signed his/her name on behalf of the corporation and by order of the board of directors of said corporation.


                                            -----------------------------------
                                                        Notary Public

                              Access Beyond, Inc.
                         1300 Quince Orchard Boulevard
                          Gaithersburg, MD  20878-4106


VIA FACSIMILE
EMI Holding Corp.
269 Guy Park Avenue                                             January 6, 1997
Amsterdam, NY 12010


                         RE:  ASSET PURCHASE AGREEMENT

Gentlemen:

        Reference is made to the Asset Purchase Agreement dated November 13, 1996 (the "Agreement") among EMI Holding Corp., Electro-Metrics, Inc. and Penril DataComm Networks, Inc. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as in the Agreement.

        The parties acknowledge that pursuant to Section 13.06 of the Agreement, Penril has assigned all of its rights, duties, liabilities and obligations under the Agreement to Access Beyond, Inc. As used herein, "Penril" shall mean Access Beyond, Inc., a Delaware corporation.

        1.      Amendments to the Agreement.

                (A) Section 2.02 of the Agreement is hereby deleted in its entirety and the following new Section 2.02 substituted therefor:

                        "2.02  Consideration.  In consideration of the sale,
                assignment, transfer and delivery of the Acquired Assets, Purchaser shall:

                               (a) pay to Seller in cash at the Closing, by
                certified or official bank check or wire transfer of funds to an account designated by Seller, the sum of $3,000,000;

                               (b) issue and deliver to Seller a subordinated
                promissory note of Purchaser (the "Note") in form and substance satisfactory to Seller which shall: be payable in one installment on the fifth anniversary of the Closing; pay interest in monthly installments at a variable rate at all times equal to 2% above the rate charged to Purchaser by its bank lender; be subordinated to Purchaser's indebtedness to its bank lender, provided the principal balance of such debt shall at no time exceed $5,000,000; and provide that if the Note is prepaid in full on or before the first anniversary of the Closing, all interest paid prior to the prepayment date shall be credited against the principal amount otherwise payable;

                               (c) in repayment of cash advances from Penril to
                Seller, issue and deliver to Seller at the Closing the number of shares of Purchaser's Common Stock, $.001 par value per share ("Purchaser Stock"), equal to twelve percent (12%) of the Purchaser Stock outstanding after giving effect to the issuance of such shares on a fully diluted basis; provided that the number of such shares issued and delivered at Closing shall be subject to adjustment as follows: (i) for each additional $50,000 cash advance made by Penril to Seller from January 1, 1997 to the Closing Date, the number of shares of Purchaser Stock issuable to Seller hereunder shall be increased by that number of shares equal to one percent (1%) of the outstanding Purchaser Stock outstanding after giving effect to the issuance of such shares; and (ii) for each $50,000 cash repaid by Seller to Penril from January 1, 1997 to the Closing Date, the number of shares of Purchaser Stock issuable to Seller hereunder shall be decreased by a like one percent (1%), provided that nothing in this Agreement require Penril to make further advances to Seller; and

                               (d) assume the Assumed Liabilities and deliver
                to Seller at the Closing an Instrument of Assumption in the form of Exhibit A hereto."

                (B) Subsection 3.03(a) is hereby deleted in its entirety and the following substituted therefor:

                        "(a)  the consideration set forth in subsection
                2.02(a) and (d), the Note and certificates representing the shares of Purchaser Stock to be issued to Seller pursuant to subsection 2.02(c), registered in the name of Seller and otherwise in form acceptable for transfer on the books of Purchaser, with all requisite stock transfer tax stamps attached."

                (C)     The Agreement is hereby amended to add a new Section
4.12 thereto to read as follows:

                        "4.12  Stock Agreement.  At the Closing, Seller,
                Purchaser and Bach shall execute and deliver an agreement (the "Stock Agreement"), in form and substance satisfactory to Seller, providing, inter alia; (a) an option for Seller to resell the shares of Purchaser Stock held by it to Purchaser for an aggregate price equal to the sum of $400,000, plus the amount of any additional advances made by Penril to Seller from January 1, 1997 to the Closing Date (or minus any amount repaid to Penril by Seller from January 1, 1997 to the Closing
                Date) plus a return on that sum calculated at twenty percent (20%) per annum, compounded annually, with the option to be exercisable at any time after the fifth anniversary of the Closing but before the close of business on the sixth anniversary; (b) registration rights, including one demand registration exercisable only after Purchaser's IPO, if any, and piggyback rights; (c) tag-along rights with respect to any sale by Bach of his shares of Purchaser Stock or any sale of Purchaser, however structured; (d) preemptive rights, granting Seller the right to purchase its proportional share of any additional shares of Purchaser Stock or securities convertible, exchangeable or exercisable for shares of Purchaser Stock offered by Purchaser, except for shares of Purchaser Stock offered pursuant to employee stock option and purchase plans to employees of Purchaser other than Bach, which shares in the aggregate shall not exceed 8% of the shares of Purchaser Stock outstanding; and
                (e) appropriate representations and warranties with respect to the Purchaser Stock."

                (D) The Agreement is amended to renumber existing Section 11.03 as Section 11.04 and to add a new Section 11.03 to read as follows:

                    "11.03  Stock Agreement.  The Stock Agreement shall have
                been executed and delivered by the parties thereto."

                (E) Subsection 12.01(d) is hereby amended to delete the date "December 18, 1996" and to insert "January 31, 1997."

        2. Section Headings. The Section headings in this letter agreement are for convenience of reference only and are not a part of this letter agreement.

        3. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

        4. Effect of Amendment. Except as amended and supplemented hereby, all of the terms, conditions, provisions, and covenants of the Agreement shall remain and continue in full force and effect and are hereby ratified, repeated and confirmed in all respects.

        5. Entire Agreement. The Agreement as supplemented and amended by this letter agreement constitutes the entire agreement and understanding among the parties and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

        6. Counterparts: Effectiveness. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall not be effective and binding upon the parties until signed by all of them.

        Please acknowledge your agreement to the foregoing by signing where indicated on the enclosed duplicate copy of this letter agreement and returning it to the undersigned.

                                             Very truly yours,

                                             ACCESS BEYOND, INC.


                                             By:
                                                ---------------------------

                                                Title


                                             ELECTRO-METRICS, INC.


                                             By:
                                                ---------------------------
                                                Title


AGREED TO:

EMI HOLDING CORP.

By: /s/ [SIG]
   ----------------------------
   Title President
         1/6/97

                                 Access Beyond, Inc.
                            1300 Quince Orchard Boulevard
                             Gaithersburg, MD 20878-4106


VIA FACSIMILE
EMI Holding Corp.
269 Guy Park Avenue                                            February 26, 1997
Amsterdam, NY 12010


                           RE:   ASSET PURCHASE AGREEMENT


Gentlemen:

     Reference is made to the Asset Purchase Agreement dated November 13, 1996, as amended by letter agreement dated January 6, 1997 (as so amended, the "Agreement"), among EMI Holding Corp., Electro-Metrics, Inc. and Penril DataComm Networks, Inc. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as in the Agreement.

     As used herein, "Penril" shall mean Access Beyond, Inc., a Delaware corporation to which Penril has assigned all of its rights, duties, liabilities and obligations under the Agreement pursuant to Section 13.06 thereof.

     The parties desire to further amend the Agreement as follows.

     1.      Amendments to the Agreement.

             (A) Section 2.02 of the Agreement is hereby deleted in its entirety and the following new Section 2.02 substituted therefor:

                     "2.02  Consideration.  In consideration of the sale,
              assignment, transfer and delivery of the Acquired Assets, Purchaser shall:

                            (a) pay to Seller in cash at the Closing, by
              certified or official bank check or wire transfer of funds to an account designated by Seller, the sum of $2,000,000;

                            (b) issue and deliver to Seller at the Closing a
              subordinated promissory note of Purchaser in the principal amount of $1,000,000 (the "2 Year Note"), in form and substance satisfactory to Seller which shall: mature on the second anniversary of the Closing; require payments of principal and interest in quarterly installments of $50,000 each, commencing on the Closing Date; bear interest at a variable rate at all times equal to the rate charged to Purchaser by its bank lender; be subordinated to Purchaser's indebtedness to its bank lender, provided the principal balance of such debt shall at no time exceed $5,000,000; accelerate upon default or upon a sale or change of control or IPO of Purchaser; and require Purchaser to use its best efforts to obtain additional credit and to apply 100% of credit obtained under new facilities or guarantees and 75% of all increases in availability under its existing facilities to prepayment of the 2 Year Note;

        (c) issue and deliver to Seller at the Closing a subordinated note of Purchaser in the principal amount of $500,000 (the "5 Year Note"), in form and substance satisfactory to Seller which shall: be payable in one installment of principal on the fifth anniversary of the Closing; bear interest at a variable rate at all times equal to 2% above the rate charged to Purchaser by its bank lender; be subordinated in the same manner as the 2 Year Note; accelerate upon default (including default under the 2 Year Note) or upon a sale or change of control or IPO of Purchaser; and require monthly payments of accrued interest commencing on the first day of the month following that in which the 2 Year Note is repaid in full.

        (d) in repayment of cash advances from Penril to Seller, issue and deliver to Seller at the Closing seven-year warrants (the "Warrants"), in form and substance satisfactory to Seller, to purchase at $.001 per share, shares of Purchaser's Non-voting Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), which shall be convertible in the aggregate into that number of shares of Purchaser's Common Stock ("Common Stock") as will equal twelve percent (12%) of the Common Stock outstanding on the date of conversion of the Preferred Stock, after giving effect to the issuance of such shares on a fully diluted basis; provided that the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be adjusted at Closing as follows:
(i) for each additional $50,000 cash advance made by Penril to Seller from January 1, 1997 to the Closing Date, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be increased by that number of shares equal to one percent (1%) of the Common Stock outstanding on the date of conversion of the Preferred Stock after giving effect to the issuance of such shares on a fully diluted basis; and (ii) for each $50,000 cash advance repaid by Seller to Penril from January 1, 1997 to the Closing Date, the number of shares of Purchaser Stock issuable upon conversion of the Preferred Stock shall be decreased by a like one percent (1%), further provided that nothing in this Agreement shall require Penril to make further advances to Seller. The Preferred Stock shall be non-voting, shall pay dividends equal to any dividends paid on the underlying Common Stock, shall have a liquidation preference over Common Stock equal to the amount that would be payable with respect to the Preferred Stock or the underlying Common Stock pursuant to the resale option provided to the holder pursuant to the Warrant Agreement (as hereinafter defined), and shall not be redeemable, except at the option of the holder as provided in the Warrant Agreement; and

                (e) assume the Assumed Liabilities and deliver to Seller at the Closing an Instrument of Assumption in the form of Exhibit A hereto."

        (B) Subsection 3.03(a) of this Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(a) the consideration set forth in subsection 2.02(a) and (d), the 2 Year Note, the 5 Year Note and the Warrants."

        (C) Section 4.12 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                "4.12 Warrant Agreement. At the Closing, Seller, Purchaser and Bach shall execute and deliver an agreement (the "Warrant Agreement"), in form and substance satisfactory to Seller, providing, inter alia: (a) an option for Seller to resell the Warrants or underlying shares of Preferred Stock or Common Stock to Purchaser for an aggregate price equal to the sum of $400,000, plus the amount of any additional advances made by Penril to Seller from January 1, 1997 to the Closing Date (or minus any amount repaid to Penril by Seller from January 1, 1997 to the Closing Date) plus a return on that sum calculated at 2% above the rate of interest charged to Purchaser by its bank lender from time to time, compounded annually, with the option to be exercisable at any time after the fifth anniversary of the Closing but before the close of business on the seventh anniversary or earlier upon a sale or change of control or IPO of the Purchaser; (b) registration rights relating to the underlying Common Stock, including one demand registration exercisable only after Purchaser's IPO, if any, and piggyback rights; (c) tag-along rights with respect to any sale by Bach of his shares of Common Stock or any sale of Purchaser, however structured; and (d) appropriate representations and warranties with respect to the Warrants and the underlying Preferred Stock and Common Stock."

        (D) Section 11.03 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                "11.03 Warrant Agreement. The Warrant Agreement shall have been executed and delivered by the parties thereto."

             (E) Subsection 12.01(d) is hereby amended to delete the date "January 31, 1997" and to insert "March 31, 1997."

     2. Section Headings. The Section headings in this letter agreement are for convenience of reference only and are not a part of this letter agreement.

     3. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

     4. Effect of Amendment. Except as amended and supplemented hereby, all of the terms, conditions, provisions and covenants of the Agreement shall remain and continue in full force and effect and are hereby ratified, repeated and confirmed in all respects.

     5. Entire Agreement. The Agreement as supplemented and amended by this letter agreement constitutes the entire agreement and understanding among the parties and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

     6. Counterparts: Effectiveness. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall not be effective and binding upon the parties until signed by all of them.

     Please acknowledge your agreement to the foregoing by signing where indicated on the enclosed duplicate copy of this letter agreement and returning it to the undersigned.

                                                 Very truly yours,

                                                 ACCESS BEYOND, INC.


                                                 By:
                                                    ----------------------------
                                                    Title


                                                 ELECTRO-METRICS, INC.


                                                 By:
                                                    ----------------------------
                                                    Title

AGREED TO:

EMI HOLDING CORP.


By:
   ----------------------------
   Title

                               EMI Holding Group
                              259 Guy Park Avenue
                              Amsterdam, NY 12010

                                                              April 17, 1997

Access Beyond, Inc.
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878-4106

        Re: Asset Purchase Agreement

Gentlemen:

        Reference is made to the Asset Purchase Agreement dated November 13, 1996, as amended by letter agreements dated January 6, 1997, and February 26, 1997 (as so amended, the "Agreement"), among EMI Holding Corp., Electro-Metrics, Inc. and Penril DataComm Networks, Inc. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as in the Agreement.

        Penril has assigned all of its rights, duties, liabilities and obligations under the Agreement to Access Beyond, Inc. a Delaware Corp. pursuant to Section 13.06 thereof. Thus Access Beyond has been substituted for Penril in all purposes of the Agreement.

        The parties desire to further amend the Agreement as follows.

        1.      Amendments to the Agreement

        (A) Section 2.02 of the Agreement is hereby deleted in its entirety and the following new Section 2.02 substituted therefor:

                "2.02   Consideration. In consideration of the sale, assignment,
                transfer and delivery of the Acquired Assets, Purchaser shall:

                        (a) pay to Seller in cash at the Closing, by certified or official bank check or wire transfer of funds to an account described by Seller, the sum of $2,000,000;

                        (b) issue and deliver to Seller at the Closing a subordinated promissory note of Purchaser in the principal amount of $1,000,000 (the "2 Year Note"), in form and substance satisfactory to Seller which shall mature on the second anniversary of the Closing; require payments of principal and interest in quarterly installments of $50,000 each, commencing on the Closing

        Date; bear interest at a variable rate at all times equal to the rate charged to Purchaser by its bank lender; be subordinated to Purchaser's indebtedness to its bank lender, provided the principal balance of such debt shall at no time exceed $5,000,000; accelerate upon default or upon a sale or change of control or IPO of Purchaser; and require Purchaser to use its best efforts to obtain additional credit and to apply 100% of credit obtained under new facilities or guarantees and 75% of all increases in availability under its existing facilities to prepayment of the 2 Year Note;

                (e) issue and deliver to Seller at the Closing a subordinated note of Purchaser in the principal amount of $500,000 (the "5 Year Note") in form and substance satisfactory to Seller which shall be payable in one installment of principal on the fifth anniversary of the Closing; bear interest at a variable rate at all times equal to 2% above the rate charged to Purchaser by its bank lender; be subordinated in the same manner as the 2 Year Note; accelerate upon default (including default the 2 Year Note) or upon a sale or change of control or IPO of Purchaser; and require monthly payments of accrued interest commencing on the first day of the month following that in which the 2 Year Note is repaid in full;

                (d) in repayment of cash advances from Access Beyond to Seller, issues and deliver to Seller at the Closing seven-year warrants (the "Warrant"), in form and substance satisfactory to Seller, for the purchase of the number of shares Purchaser's Preferred Stock, $.001 par value per share ("Preferred Stock"), such that Seller receives twelve percent (12%) of the total shares of stock outstanding after giving effect to the issuance of such shares on a fully diluted basis (for purposes of this calculation, Preferred Stock shall be assumed to be equivalent to Common Stock); provided that the number of shares shall be subject to adjustment as follows: (i) for each additional $50,000 cash advance made by Access Beyond to Seller from January 1, 1997 to the Closing Date, the number of shares Preferred Stock issuable to Seller hereunder shall be increased by that number of shares equal to one percent (1%) of all shares of Purchaser outstanding after giving effect to the issuance of such shares and (ii) for each $50,000 cash repaid by Seller to Access Beyond from January 1, 1997 to the Closing Date, the number of shares of Preferred Stock issuable hereunder shall be decreased by a like one percent (1%), provided that nothing in this Agreement shall require Access Beyond to make further advances to Seller. The Preferred Stock shall be non-voting shall pay dividends equal to any dividends paid on Purchaser's Common Stock and shall have a liquidation preference over Common Stock equal to the amount that would be payable with respect to the Preferred Stock pursuant to the resale option provided to the holder pursuant to the Warrant Agreement (as hereinafter defined), and shall not be redeemable, except at the option of the holder as provided in the Warrant Agreement; and

                (e) assume the Assumed Liabilities and deliver to Seller at the Closing an Instrument of Assumption in the form of Exhibit A hereto."

        (B) Subsection 3.03(a) of this Agreement is hereby deleted in its entirety and the following substituted therefor:

                "(a) the consideration set forth in subsection 2.02(a) and (d), the 2 Year Notes, the 5 Year Note and the Warrants."

        (C) Section 4.13 of the Agreement is hereby deleted in its entirety and the following substituted therefor;

                "4.12   Warrant Agreement.  At the Closing, Seller and
        Purchaser shall execute and deliver an agreement (the "Warrant Agreement"), in form and substance satisfactory to Seller, providing, inter alia (a) an option for Seller to resell the Warrants or underlying shares of Preferred Stock to Purchaser for an aggregate price equal to the sum of $400,000, plus the amount of any additional advances made by Access Beyond to Seller from January 1, 1997 to the Closing Date (or minus any amount repaid to Access Beyond by Seller from January 1, 1997 to the Closing Date) plus a return on that sum calculated at 2% above the rate of interest charged to Purchaser by its bank lender from time to time, compounded annually, with the option to be exercisable at any time after the fifth anniversary of the Closing but before the close of business on the seventh anniversary or earlier upon a sale or change of control or IPO of the Purchaser and (b) appropriate representations and warranties with respect to the Warrants and the underlying Preferred Stock."

        (D) Subsection 12.01(d) is hereby amended to delete the date "March 31, 1997" and to insert June 30, 1997.

        2. Section Headings. The Section headings in this letter agreement are for convenience of reference only and are not a part of this letter agreement.

                3. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

                4. Effect of Amendment. Except as amended and supplemented hereby, all of the terms, conditions, provisions and covenants of the Agreement shall remain and continue in full force and effect and are hereby ratified, repeated and confirmed in all respects.

                5. Entire Agreement. The Agreement as supplemented and amended by this letter agreement constitutes the entire agreement and understanding among the parties and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

                6. Counterparts; Effectiveness. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall not be effective and binding upon the parties until signed by all of them.

    Please acknowledge your agreement to the foregoing by signing where indicated on the enclosed duplicate copy of this letter agreement and returning it to the undersigned.

                                        Very truly yours,

                                        EMI HOLDING CORP.

                                        /s/ KENNETH W. BACH
                                        ------------------------
                                        By: Kenneth W. Bach
                                        Title: President

AGREED TO:

ACCESS BEYOND, INC.

By:
   ------------------------
Title:


ELECTRO-METRICS, INC.

By:
   -----------------------
   Title: